UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: April 30, 2009
Estimated average burden
FORM 8-K	hours per response ……….…5.0

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by TriMas Corporation (the “Company”) on January 14, 2009, Grant H. Beard resigned as a member of the Board of Directors, President and Chief Executive Officer of the Company on January 13, 2009.  In connection with his resignation as President and Chief Executive Officer, Mr. Beard entered into a separation agreement with the Company on January 30, 2009 (“Separation Agreement”) that provides certain severance benefits, a customary release of claims and a non-competition and non-solicitation covenant, which are substantially consistent with the Company’s Executive Severance / Change of Control Policy, a copy of which was filed with the Commission on November 10, 2008, and a copy of which Separation Agreement is attached hereto and filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	The Separation Agreement signed January 30, 2009 between TriMas Corporation and Grant H. Beard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	February 5, 2009	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, Secretary and General Counsel